SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): January 15, 1999

                    Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota		             	   0-45       		    41-0758073
(State or other jurisdiction	     	(Commission     		(I.R.S. Employer
      of incorporation)		         	File Number)	    Identification No.)


          1150 Sheldahl Road
         Northfield, Minnesota					              55057
(Address of principal executive offices)			    (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000

Item 5.  Other Events

	This filing is being made for the purpose of updating the Risk Factors of Sheldahl, Inc. (the Company) set forth in the Company's documents on file with the Securities and Exchange Commission and to provide investors with cautionary statements regarding any forward-looking statements that may be made from time to time by the Company in its filings with the Securities and Exchange Commission, press releases and other public statements.

RISK FACTORS

	In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company wishes to caution investors that the Company has made and makes forward-looking statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements involve risks and uncertainties, and that the actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and risks, including those set forth below. These uncertainties and risks in some cases have affected the Company's actual results and could cause the Company's results to differ materially from those expressed in such forward-looking statements.

Liquidity and Possible Need for Additional Financing

	The impact of improving performance from the Company's Northfield operations along with reduced capital spending, a strengthened balance sheet from the new credit facility, and the proceeds from the Series D Preferred Stock should provide adequate liquidity to fund operations over the next nine to twelve months. Liquidity would significantly deteriorate if the anticipated improvement in the Company's Northfield operations is not realized or the ramp up of revenue from Micro Products extends beyond the third quarter of fiscal 1999. Management believes with planned operating improvements that the Company has adequate liquidity to provide uninterrupted support for its business operations during fiscal 1999. Nevertheless, the Company is in the process of seeking additional debt or equity capital to ensure the necessary capital to support the ongoing operations of the Company. This is based on the uncertainty of achieving expected improved operating results, including realizing significant sales growth in fiscal 1999 from the Company's Micro Products business, and is necessary to meet the covenants under the Company's credit and security agreement. The Company is required to raise additional equity capital of $5 million by February 26, 1999 and another $5 million of equity capital by August 27, 1999. In the event the Company is unable to raise the capital, the Company would be in technical default under its credit and security agreement enabling the Company's lenders to require immediate repayment of the borrowings under the credit and security agreement. If the Company does not achieve its projected operating results and/or it does not have borrowings available under its current credit and security agreement, management believes that it has options available to obtain necessary additional new capital, including the issuance of additional new debt or additional new equity financing. There can be no assurance, however, that the Company will be successful in its attempt to issue additional debt or to raise additional capital on terms acceptable to the Company.

Minimal Cash Flow

	Cash flow requirements to fund restructuring charges taken during fiscal 1998 are expected to be approximately $5.5 million in fiscal 1999 as employee severance and plant shut down costs are paid. Therefore, the overall cash flow from operations is expected to be minimal or negative over the first half of fiscal 1999 with borrowing levels increasing under the existing credit facility to fund both operations and the reduced levels of capital expenditures. During the second half of fiscal 1999, sales levels are projected to increase as greater production volume is generated at the Longmont facility covering an increasing portion of fixed costs and increasing cash flow thus reducing the growth in debt financing. There can be no assurance that the projected sales level during the second half of fiscal 1999 will be achieved.

Market Acceptance of New Products of Micro Products' Business

	A significant portion of the Company's anticipated future success in the data communication market and a significant portion of future revenue growth of the Company will depend on market acceptance of its Novaclad-based ViaArray and Via-Thin products as marketed by the Company's Micro Products business.
Although the Company believes that these products have attractive performance characteristics and utility in a potentially broad range of products, sales of its Novaclad-based products will depend on the Company's ability to (i) convince potential customers that the advantages and applications of these products justify the expense and production changes necessary to incorporate the Company's products into the customer's manufacturing process; (ii) work with designers of integrated circuit (IC) packages and electronics to incorporate these products; (iii) qualify these products for inclusion in the customer's products within the time requirements of the customer's design cycle and (iv) produce sufficient quantities of these products in a timely manner. Moreover, these products will compete with certain other thin film laminates or alternative materials offered by other manufacturers and such materials may achieve wider market acceptance than the Company's products. Failure of the Company's Novaclad-based
ViaArray and Via-Thin products to achieve timely or sufficient market acceptance has had and will continue to have a material adverse effect on the Company's results of operations until efficient volume production and related sales revenue is achieved.

Development of Micro Products Business; Utilization of Longmont Facility

	The Company originally expected to commence production in the Longmont Facility in April 1996. However, the realization of full volume production has been delayed, initially due to late deliveries of certain production equipment as a result of financial difficulties of a supplier, Micro Plating Systems, Inc., as well as a longer than anticipated installation period and more recently due to a far more rigorous and lengthy process qualification and product acceptance (validation) by the Company's customers and their customers. During the last eighteen months, the Company has identified additional equipment suppliers so that the design and delivery of future key production equipment can be improved. As of the date hereof, Texas Instruments and Vitesse Semiconductor have qualified ViaThin substrates for their operations. Shipments of small volume production orders have begun and the Company expects that their initial orders will lead to larger orders from these and other customers as demonstrated by new designs and prototype orders currently in process from these and other customers. The adverse financial impact with respect to developing the Micro Products business has been and will continue to be significant. In 1998, the Micro Products business resulted in a pretax loss prior to restructuring costs and impairment charges of $19.4 million as compared with a $15.5 million and $6.0 million loss in 1997 and 1996, respectively. Such significant losses are expected to continue until efficient volume production and related sales revenue is achieved. As of October 30, 1998, the Longmont Facility was operating at less than 5% of stated production capacity with projected breakeven at 45% of factory utilization or some $24 million to $26 million of annual revenue of ViaThin and ViaArray products. Breakeven volume at Longmont is not expected until the fourth quarter of fiscal 1999 at the earliest, and the fourth quarter of fiscal 2000 at the latest. There can be no assurance, however, that validation problems or difficulties will not materialize once full volume production has commenced or that the Company will be able to achieve breakeven production in the time specified.

Dependence on Automotive Market

	Sales to the automotive market as a percentage of total sales were approximately 67.5% in fiscal 1997 and 68.7% in fiscal 1998. The Company's production of component products for the automotive market fluctuates as automotive manufacturers begin production of new models and end production of others. A decrease in the number of the Company's electronic components included in new models could have a material adverse effect on the Company's results of operations. A general downturn in the automotive market, such as the General Motors labor strike, could have and has had a material adverse effect on the demand for the electronic components supplied by the Company to its customers in the automotive market. For example, during the Company's fiscal 1998 fourth quarter, the Company's sales to the automotive market were adversely impacted by the General Motors strike by an amount equal to approximately $2.0 million. In addition, as the automotive industry continues to qualify and reduce the number of suppliers and demand higher performance products at a lower cost, there can be no assurance that the Company will be able to maintain its current sales volumes at existing profit margins to automotive manufacturers and their suppliers.

Customers' Product Obsolescence and Standards

	The Company supplies component products primarily to the automotive electronics and data communication markets. Substantially all of the products in these markets which incorporate the Company's component products are subject to technological obsolescence, performance standards and pricing requirements. The Company's future success in these markets will depend upon its ability to
(i) work closely with manufacturers to design end products or applications which incorporate the Company's products and achieve market acceptance,
(ii) develop technologies to meet the evolving market requirements of its customers, (iii) continue to deliver high-performance, cost-effective products and (iv) expand its sales and marketing efforts domestically and internationally. There can be no assurance that the Company will continue to meet the current qualification requirements of its major customers, meet new qualification requirements imposed by its customers or continue to be selected as a supplier by new customers.

Capital Intensive Business

	The Company's business is capital intensive. In the past four years, the Company has invested approximately $112 million in total capital expenditures, including approximately $65.6 million in the Longmont Facility. In order to remain competitive, the Company must continue to make significant expenditures for capital equipment, expansion of operations and research and development.
The Company has had initial success with introducing its Novaclad-based products but further penetration is required. If the Company is successful in its Novaclad-based products, it may be required to make additional capital investments to increase manufacturing capacity before sufficient positive cash flow can be derived from the initial investment in the Longmont Facility. Presently, however, capital expenditure plans in fiscal 1999 are planned at $7 million, significantly lower than in the recent past. Reduced capital spending, along with anticipated improving cash flow from operations, funds available under its credit and security agreement, and proceeds from future sales of additional equity capital are expected to provide adequate funds to meet these needs of the Company.
There can be no assurance, however, that the Company will have adequate funds to support its capital expenditure plans in fiscal 1999 or that the Company will be able to raise additional equity capital on terms acceptable to the Company.

Customer Concentration

	The Company's customer base is concentrated. The Company's ten largest customers for the 1998 fiscal year accounted for approximately 64.1% of net sales, and 15.4%, 10.2% and 10.3% of the Company's net sales during fiscal 1998 were to Motorola, Inc., Ford Motor Company and Siemens, respectively. The Company expects that sales to a relatively small number of customers will continue to account for a significant portion of sales for the foreseeable future, and the loss of, or a significant decline in orders from, one of the Company's key customers could have a material adverse effect on the Company's results of operations.

Variability of Quarterly Results

	Historically, the Company's quarterly results of operations have fluctuated significantly primarily because of the timing of orders from its larger customers and mix of products manufactured and sold, as impacted from time to time by work stoppages in the automotive industry and other broad economic events. Due to this and the inherent uncertainty associated with the development of new products and production facilities, the Company expects that its quarterly results of operations will continue to be subject to significant fluctuations.

Intense Competition

	The Company's business is highly competitive with principal competitive factors being product quality, price, distribution and service. The Company believes its vertical integration, which allows it to control product quality and manufacturing efficiencies better than many of its competitors, is a competitive advantage. Sheldahl's competitors include materials suppliers, flexible and rigid circuit manufacturers, as well as electronics manufacturers who produce their own materials and interconnect systems. Some of the Company's competitors have substantially greater financial and other resources than the Company. The Company's primary competitors with respect to its flexible printed circuitry and interconnect systems include Pressac Limited (a U.K. company) and Parlex Corp. in the automotive electronics market and Mektec Corp., Fujikura Ltd. (a Japanese company) and ADFlex Solutions, Inc. in the datacommunications market. The
Company's primary competition for its laminate materials includes Rogers Corporation and GTS Flexible Materials, Ltd. (a U.K. company).
Specifically addressing the Company's high-density ViaArray (formerly ViaGrid) and ViaThin products, the Company offers not only a unique via generation capability along with Novaclad-based material, but the products provide two layers of copper for increased linear inches of circuit traces while maintaining an equal or smaller physical size to the substrate when compared to competitor's one metal layer product such as that supplied by 3M. Additionally, IBM has chosen to exit the two metal tape business and their leading customer, Vitesse, is converting to use Sheldahl's ViaThin. Therefore, the Company feels it has a competitive advantage or strength versus its major competitors with its ViaArray and ViaThin products.
Although the Company believes performance and price characteristics of its Novaclad-based products will provide competitive solutions for its customers' needs, there can be no assurance that its customers will not choose other technologies due to such customers' familiarity with the competing technology, the financial resources of the supplier or the ease of incorporating alternative technology into customers' manufacturing processes. In addition, there can be no assurance that other competitors will not enter the markets served by the Company. The Company's results may be adversely affected by the actions of its competitors, including the development of new technologies, the introduction of new products or the reduction of prices. There also can be no assurance that the Company will be able to take actions necessary to maintain its competitive position.

Possible Volatility of Stock Price

	Factors such as unexpected market activity in the Company's Common Stock, announcements by the Company or its competitors, fluctuations in the Company's operating results, general conditions in the automotive and data communication markets or the worldwide economy, and changes in earnings or estimates by analysts could cause the price of the Company's Common Stock to fluctuate, perhaps substantially. Also, prices for many technology company stocks, including the Common Stock, may fluctuate widely for reasons that are not always related to the operating performance of such companies.

	Sales of substantial amounts of the Company's Common Stock in the public market or the prospect of such sales could materially and adversely affect the market price of the Common Stock. As of December 1, 1998, the Company had outstanding 10,890,729 shares of Common Stock, 913 shares of Series B Preferred Stock, 32,917 shares of Series D Preferred Stock convertible into 5,352,358 shares of Common Stock, and warrants to purchase 496,982 shares of Common
Stock. The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock changes depending upon the lowest sale prices of the Common Stock during the applicable measurement period immediately preceding the date of conversion. There is no minimum conversion price and thus no maximum number of shares of Common Stock into which the Series B Preferred Stock may be converted. In addition, as of December 1, 1998, the Company had granted options to purchase 1,472,813 shares of Common
Stock under its 1987 Stock Option Plan, 1994 Stock Option Plan, and
Employee Stock Purchase Plan  (collectively, the "Stock Option Plans").
Almost all of the Company's outstanding shares of Common Stock may be sold without substantial restrictions. All of the shares purchased under the Stock Option Plans are available for sale in the public market, subject in some cases to volume and other limitations.

	Sales in the public market of substantial amounts of Common Stock, including sales of Common Stock issued upon conversion of the Series B Preferred Stock or the Series D Preferred Stock, or the perception that such sales could occur, could depress prevailing market prices for the Common Stock. The conversion terms of the Series B Preferred Stock, which allow holders of the Series B Preferred Stock to convert their shares of Series B Preferred Stock into shares of Common Stock at a discount to the current market price of the Common Stock, and then immediately resell such shares at market prices, could result in downward pressure on the price of the Common Stock, making it difficult for a sustained rise in the price of the Common Stock to occur, if such a rise occurs at all. For example, if the holders of the 913 shares of the Company's Series B Preferred Stock were to have requested conversion as of December 1, 1998, such shares would convert into shares representing 1.4% of the Company's currently outstanding Common Stock, or 147,656 shares of Common Stock on such date, which includes 8,795 shares representing dividends related to such shares.

	The existence of the private warrants and any other options or warrants may prove to be a hindrance to future equity financing by the Company. Further, the holders of such warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

Reliance on Specialized Manufacturing Facilities

	The Company has separate manufacturing and assembly facilities, certain of which perform processes dependent upon products produced at its other facilities. The Company's flexible laminates are produced at facilities in Longmont and Northfield, Minnesota and further processed into printed circuitry in a separate facility, also located in Northfield, Minnesota.
In addition, the Company also fabricates ViaArray and ViaThin at the Longmont Facility. Further assembly is performed at one facility in South
Dakota, two in Mexico and one in Canada. Delays or disruption at its flexible laminate facility may result in an insufficient supply of materials for its flexible printed circuitry facility and its assembly facilities. The Company's Novaclad-based ViaArray and Via-Thin products will be manufactured primarily at the Longmont Facility.
Each of these facilities contains or will contain specialized equipment which may not be quickly replaceable. While the Company carries business interruption insurance, any natural or other event affecting any one of these facilities or the manufacturing equipment could materially and adversely affect the Company's position in its markets and results of operations.

Dependence on Certain Suppliers

	The Company qualifies strategic suppliers through a Vendor Certification Program, which limits the number of suppliers to those who provide the Company with the best total value and quality. The Company closely monitors product quality and delivery schedules of its supply base. Certain raw materials used by the Company in the manufacture of its products are currently obtained from single sources. The Company has not historically experienced significant problems in the delivery of these raw materials. The Company currently depends on one supplier for its polyimide supply, which serves as the base material for the Company's Novaclad family of products. This supplier currently manufacturers this polyimide film in the United States and Japan through multiple production lines. There have been no interruptions of supply from this vendor over the last three years. The Company continues to evaluate other sources of supply for polyimide film as well as other single sourced raw materials. Although the Company believes that other manufacturers' products are available, there can be no assurance that any interruption in supply from these vendors would not have a material adverse effect on the Company's operations.

Dependence on Key Personnel

	The Company's business is dependent on the efforts and abilities of its executive officers and key personnel, especially in the development, marketing and manufacturing of its Novaclad-based ViaArray and Via-Thin products. The Company's continued success will also depend on its ability to continue to attract and retain qualified employees. The loss of services of any key personnel could have a material adverse effect on the Company. The Company does not have key-person life insurance on any of its employees.

Dividends

	Pursuant to its current credit and security agreement, the Company is restricted from declaring or paying cash dividends without the consent of the
Company's lenders.   The Company has never declared or paid any dividends
on its Common Stock. The Company currently intends to retain any earnings for use in its operations and expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

Patents, Trademarks and Proprietary Rights

	The Company's success depends, to a large extent, on its ability to maintain a competitive proprietary position in its product areas. The Company has received certain patents with respect to its products and processes and has several other patent applications pending. There can be no assurance that patents will be issued on the basis of the Company's applications, that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted under any patent will provide
significant benefits to the Company.   The Company is aware of a patent
which may cover certain plated through holes of double-sided circuits made of the Company's Novaclad material. Although no claims have been made against the Company under this patent, the owner of the patent may attempt to construe the patent broadly enough to cover certain Novaclad products manufactured currently or in the future by the Company. The Company believes that prior commercial art and conventional technology, including certain patents of the Company, exist which would allow the Company to prevail in the event any such claim is made under this patent.
Any action commenced by or against the Company could be time consuming and expensive and could result in requiring the Company to enter into a license agreement or cease manufacture of any products ultimately determined to infringe such patent. In addition to patent protection, the Company also attempts to protect its trademarks through registration and proper use.
The Company also attempts to protect its proprietary information as trade secrets by taking security precautions at its facilities. Further, the Company maintains confidentiality through the use of secrecy or confidentiality agreements and other measures intended to prevent the public dissemination of trade secret information. There can be no assurance that these steps will prevent misappropriation of the Company's proprietary rights or that third parties will not independently develop functionally equivalent or superior non-infringing technology.

Environmental Matters

	The Company is subject to various federal, state and local environmental laws relating to the Company's operations. The Company's manufacturing and assembly facilities are registered with the U.S. Environmental Protection
Agency and are licensed, where required, by state and local authorities.
The Company has agreements with licensed hazardous waste transportation and disposal companies for transportation and disposal of its hazardous wastes generated at its facilities. The Longmont Facility has been specifically designed to reduce water usage in the manufacturing process and employs a sophisticated waste treatment system intended to substantially reduce discharge streams. Compliance with federal and state environmental laws and regulations did not have a material effect on the Company's capital expenditures, earnings or competitive position during fiscal 1998.
Similarly, fiscal 1999 capital expenditures to comply with such laws and regulations are not expected to be material. The Company believes it is in material compliance with federal and state environmental laws and regulations. As of August 28, 1998, the Company was not involved in any significant specific action, legal or regulatory, regarding environmental regulations. An inadvertent mishandling of materials or similar incident, however, could adversely affect the operations of the Company and result in costly administrative or legal proceedings. In addition, future environmental regulations could add to overall costs of doing business.

Anti-Takeover Provisions

	The Company's Articles of Incorporation and the Minnesota Business Corporation Act include certain anti-takeover provisions. These provisions, including the power to issue additional stock and to establish separate classes or series of stock, may, in certain circumstances, deter or discourage takeover attempts and other changes in control of the Company not approved by the Board. In addition, in June 1996, the Board of Directors of the Company adopted a Rights Agreement (the Rights Agreement), commonly called a poison pill. Pursuant to the terms of the Rights Agreement, one right (a Right) was issued in respect of each share of the Company's Common Stock outstanding. Such Rights also attach to each share of Common Stock issued subsequent to the adoption of the Rights Agreement, including the Shares offered hereby. Each Right entitles the holder thereof to purchase a fraction of a share of the Company's Series A Preferred Stock or, in certain instances, Common Stock of the Company or stock of an Acquiring
Person (as defined below) in the event that (i) a third party or a group
(an Acquiring Person) acquires beneficial ownership of 15% or more of the Common Stock or (ii) a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person is commenced. On
July 30, 1998, the Company amended Section 1(a) of the Rights Agreement to provide that when applied to Molex Incorporated (Molex) and any of its affiliated parties the 15% threshold for beneficial ownership shall be 22%. The Company increased this threshold with respect to Molex in connection with Molex's investment in the Series D Preferred Stock which otherwise would have resulted in Molex triggering provisions of the Rights Agreement. The Rights Agreement will be in effect through June 2006 and could have the effect of discouraging tender offers or other transactions which could result in shareholders receiving a premium over the market price of Common Stock.

SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By    /s/ John V. McManus
						     John V. McManus, Vice President-Finance

Dated: January 15, 1999.